                                                                     EXHIBIT 2.1


                    SUBSCRIPTION AND CONTRIBUTION AGREEMENT

     THIS SUBSCRIPTION AND CONTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of this 26th day of February, 1998 by and between Alan J. Dabbiere, Ponnambalam Muthiah, Deepak Raghavan, Deepak Rao, The Alan J. Dabbiere Trust, The Ponnambalam Muthiah Trust, The Deepak Raghavan Trust, The Deepak Rao Trust, AD Investment Management Limited Partnership, UM Investment Management Limited Partnership, SR Investment Management Limited Partnership, SV Investment Management Limited Partnership, Daniel Basmajian, Sr., Peter V. Dabbiere, Joel
D. Dabbiere, David K. Dabbiere and the minority shareholders of Manhattan Associates Software, LLC, a Georgia limited liability company ("Manhattan LLC") listed on EXHIBIT A, attached hereto, and Manhattan Associates, Inc., a Georgia
          ---------
corporation ("Manhattan Inc.").


                                R E C I T A L S:
                                ---------------

     WHEREAS, Alan J. Dabbiere, AD Investment Management Limited Partnership and The Alan J.Dabbiere Trust (each being hereinafter referred to as a "Pegasys Shareholder" or collectively, the "Pegasys Shareholders") own 9,900 shares of the non-voting common stock of Pegasys Systems Incorporated, a New Jersey corporation ("Pegasys") and 100 shares of voting common stock of Pegasys, such shares constituting all of the issued and outstanding shares of Pegasys (the "Pegasys Shares"); and

     WHEREAS, Ponnambalam Muthiah, Deepak Raghavan, Deepak Rao, The Ponnambalam Muthiah Trust, The Deepak Raghavan Trust, The Deepak Rao Trust, UM Investment Management Limited Partnership, SR Investment Management Limited Partnership, SV Investment Management Limited Partnership, Daniel Basmajian, Sr., Peter V. Dabbiere, Joel D. Dabbiere, David K. Dabbiere and the minority shareholders of Manhattan LLC listed on EXHIBIT A hereto (each being hereinafter referred to as
                        ---------
a "LLC Shareholder" or collectively, the "LLC Shareholders," and, collectively with the Pegasys Shareholders, the "Shareholders") own 4,479,049 Shares of Manhattan LLC (as defined in the Operating Agreement of Manhattan LLC, as amended); and

     WHEREAS, upon the terms hereinafter set forth, the Pegasys Shareholders desire to sell, and Manhattan Inc. desires to acquire all of the shares of Pegasys owned by the Pegasys Shareholders; and

     WHEREAS, upon the terms hereinafter set forth, the LLC Shareholders desire to sell, and Manhattan Inc. desires to acquire all of the shares of Manhattan LLC owned by the LLC Shareholders;

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, the parties hereby agree as follows:

                                   ARTICLE I.

                             Contribution of Shares
                             ----------------------

     1.1   Contribution of Shares by the Pegasys Shareholders to Manhattan Inc.
           --------------------------------------------------------------------
Upon the terms of this Agreement, the Pegasys Shareholders shall contribute, sell, transfer, assign, convey and deliver all of the Pegasys Shares to Manhattan Inc., and Manhattan Inc. shall purchase all of the Pegasys Shares owned by the Pegasys Shareholders from the Pegasys Shareholders free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, encroachments, rights of first refusal, mortgages, indentures, easements, licenses, restrictions or other covenants, agreements, understandings, obligations, defects or irregularities (hereinafter "Encumbrances") affecting title to any of such Pegasys Shares, for the consideration set forth in Section 1.3 of this Agreement.

     1.2.  Contribution of Assets by the LLC Shareholders to Manhattan Inc.
           ----------------------------------------------------------------

Upon the terms of this Agreement, the LLC Shareholders shall contribute, sell, transfer, assign, convey and deliver all of their Shares of Manhattan LLC to Manhattan Inc., and Manhattan Inc. shall purchase all of the Shares of Manhattan LLC owned by the LLC Shareholders from the LLC Shareholders, free and clear of all Encumbrances affecting title to any of such Shares, for the consideration set forth in Section 1.4 of this Agreement.

     1.3.  Consideration to Pegasys Shareholders and Subscription by the Pegasys
           ---------------------------------------------------------------------
Shareholders.
-------------

Pursuant to the sale by each of the Pegasys Shareholders of Pegasys Shares to Manhattan Inc., each of the Pegasys Shareholders will receive 1124.8576 shares of the $.01 par value per share common stock of Manhattan Inc. ("Common Stock") for each of the Pegasys Shares transferred by such Pegasys Shareholder to Manhattan Inc. The total number of shares of Manhattan Inc. Common Stock to be received by each Pegasys Shareholder is listed on EXHIBIT B, attached hereto.
                                                  ---------

     1.4.  Consideration to LLC Shareholders and Subscription by the LLC
           -------------------------------------------------------------
Shareholders.
-------------

Pursuant to the sale by each of the LLC Shareholders of Shares of Manhattan LLC to Manhattan Inc., each of the LLC Shareholders will receive two shares of the Common Stock of Manhattan Inc. for each Share of Manhattan LLC transferred by such LLC Shareholder to Manhattan Inc. The total number of shares of Manhattan Inc. Common Stock to be received by each LLC Shareholder is listed on EXHIBIT B,
                                                                      ---------
attached hereto.

     1.5.  Effective Time.
           --------------

The contribution contemplated in this Agreement shall be effective and automatically closed without any further action on the part of the parties hereto on the earlier of: (i) a time determined by the Board of Managers of Manhattan LLC or (ii) 9:30 a.m. on the day which the Company and its underwriters have requested the effectiveness of the Registration Statement to be filed by Manhattan Inc. in connection with the initial public offering of Manhattan Inc. (such earlier time being the "Contribution Date").

                                  ARTICLE II.

                           Investment Representations
                           --------------------------


     To induce Manhattan Inc. to issue the Common Stock to the Shareholders, each of the Shareholders represents, warrants and covenants to Manhattan Inc. as follows:

     2.1.  Investment Purpose.
           ------------------

     The Common Stock is being purchased for investment purposes only with no intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Common Stock. The Common Stock will only be resold either pursuant to a valid registration statement under the Securities Act of 1933, as amended or any applicable state securities laws (the "Securities Laws") or without registration in an exempt transaction or transactions that permit such resales without registration under the Securities Laws.

     2.2.  Exemption from Registration.
           ---------------------------

     Each of the Shareholders understands that he, she or it must bear the economic risk of his, her or its investment in the Common Stock for an indefinite period of time because the Common Stock is not registered under the Securities Act or the securities laws of any state or other jurisdiction. The Shareholders have been advised that the Common Stock has not been registered under the Securities Laws, by reason of special exemptions under the provisions of those laws which, in part, depend upon the non-distributive intent of the Shareholders. In this connection, each of the Shareholders understands that such securities may have to be held indefinitely unless they are subsequently registered under such laws or an exemption from such registration is available. Each of the Shareholders acknowledges that Manhattan Inc. made no representations of any kind concerning such Shareholders' intent or ability to offer or sell his, her or its shares in a public offering or otherwise.

     2.3.  Economic Risk.
           -------------

     Each of the Shareholders is able to bear the economic risk of losing his, her or its entire investment in the Common Stock, which is not disproportionate to such Shareholder's net worth, and that such Shareholder has adequate means of providing for his, her or its current needs and personal contingencies, if any, without regard to the investment in the Common Stock.

     2.4.  No Outside Representations and Warranties.
           -----------------------------------------

     No oral or written representations or warranties have been made to any of the Shareholders, except those contained in this Agreement. Each of the Shareholders acknowledges that no person is authorized to give any information or to make any statement not contained in this Agreement and that any information or statement not contained herein or therein must not be relied upon as having been authorized by Manhattan Inc. or any affiliates, or professional advisors thereof.

     2.5.  Informed Investment Decision.
           ----------------------------

     To the extent that each of the Shareholders has deemed necessary, such Shareholder has consulted with his, her or its attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, this Agreement and all documents relating thereto on Shareholder's behalf. Each of the Shareholders and his, her or its advisors have sufficient knowledge and experience in business and financial matters to evaluate Manhattan Inc., to evaluate the risks and merits of an investment in the Common Stock, to make an informed investment decision with respect thereto, and to protect such Shareholder's interest in connection with this subscription without need for the additional information which would be required to be included in more complete disclosure statements effective under the Securities Laws.

     2.6.  Receipt of Disclosure Documents.
           -------------------------------

     Each of the Shareholders has received and reviewed the Contribution Agreement and this Agreement. Each of the Shareholders has had an opportunity to ask questions of and to receive answers from the officers of Manhattan Inc. and to obtain additional information in writing to the extent that Manhattan Inc. possesses such information or could acquire it without unreasonable effort or expense. All such materials and information requested by such Shareholder and the Shareholder's advisors (including information requested to verify information previously furnished) have been made available and examined by such Shareholder or its advisors.

     2.7.  Legend.
           ------

     Stop-transfer instructions may be placed upon the transfer records of Manhattan Inc., and each certificate for stock issued now or hereafter to the Shareholders pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, INCLUDING THE EXEMPTION PROVIDED BY SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

     None of the Shareholders shall have rights as a subscriber for shares of Manhattan Inc. unless and until this Agreement has been accepted by Manhattan Inc. by execution below, which acceptance shall be in the sole discretion of Manhattan Inc.

                                  ARTICLE III.

           Representations and Warranties of the Pegasys Shareholders
           ----------------------------------------------------------

     To induce Manhattan Inc. to issue the Common Stock to the Pegasys Shareholders, each of the Pegasys Shareholders represents, warrants and covenants to the Company as follows:

     3.1.  Due Organization.
           ----------------

     Pegasys is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with full power and authority to own, lease and operate its properties and assets and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Pegasys. Schedule 3.1 contains a list of all jurisdictions in
                       ------------
which Pegasys is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and Bylaws of Pegasys are attached hereto as Schedule 3.1.
                   ------------

     3.2.  Capitalization.
           --------------

          The authorized capital stock of Pegasys consists solely of 100,000 shares of common stock, par value $.01 per share, with 99,000 shares being non-voting shares and 1,000 shares being voting shares, of which 9,900 non-voting shares are issued and outstanding and 100 voting shares are issued and outstanding. All of the issued and outstanding capital stock of Pegasys is owned beneficially and of record by the Pegasys Shareholders as set forth on
Schedule 3.2.  All of the issued and outstanding capital stock of Pegasys has
------------
been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all applicable federal, state and other applicable securities laws and was not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase such securities. Except as set forth in Schedule 3.2, no subscription, option, warrant, call,
                       ------------
convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates Pegasys to issue any of its capital stock or the Pegasys Shareholders to transfer any of the Pegasys Shares.

     3.3.  Subsidiaries.  Except as set forth in Schedule 3.3, Pegasys does
           ------------                          ------------
not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other equity or participating interest in any corporation, association or business entity. Pegasys is not directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

     3.4.  Liabilities and Obligations.  Schedule 3.4 sets forth an accurate
           ---------------------------   ------------
list of all liabilities of Pegasys as of the date hereof.

     3.5.  Accounts and Notes Receivable. Schedule 3.5 sets forth an accurate
           -----------------------------  ------------
list of the accounts and notes receivable of Pegasys as of the date hereof.

     3.6.  Assets. Schedule 3.6 sets forth an accurate list of all real and
           ------  ------------
personal property and all other tangible assets of each of Pegasys with a value in excess of $5,000 as of the date hereof.

     3.7.  Litigation.
           ----------

     No legal or governmental proceedings or investigations are pending or threatened to which Pegasys is a party or to which the property or capital stock of Pegasys is subject.

     3.8.  Validity.
           --------

     Such Pegasys Shareholder is the lawful owner of the Pegasys Shares to be transferred to Manhattan Inc. by such Pegasys Shareholder hereunder and will convey good and marketable title to such Pegasys Shares, free and clear of all Encumbrances. Such Pegasys Shareholder has full power to enter into this Agreement and to contribute, sell, transfer, assign, convey and deliver to Manhattan Inc. the Pegasys Shares to be transferred by such Pegasys Shareholder hereunder in accordance with the terms of this Agreement.

     3.9.  No Conflict.
           -----------

     The transfer of the Pegasys Shares to Manhattan Inc. by such Pegasys Shareholder pursuant to this Agreement does not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or such as may be required under state securities or blue sky laws, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Pegasys Shareholder is a party or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Pegasys Shareholder.

     The above representations, warranties and covenants of the Pegasys Shareholders shall be deemed to be repeated at the Contribution Date and the Pegasys Shareholders shall take no action that would result in a violation of any of the above representations, warranties and covenants between the date hereof and the Contribution Date.

                                  ARTICLE IV.

       Representations and Warranties of Pegasys and the LLC Shareholders
       ------------------------------------------------------------------

     To induce Manhattan Inc. to issue the Common Stock to the LLC Shareholders, Pegasys (except with respect to Sections 4.5 and 4.6) and each of the LLC Shareholders (except with respect to Section 4.7) represent, warrant and covenant to the Company as follows:

     4.1.  Due Organization.
           ----------------

     Manhattan LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia with full power and authority to own, lease and operate its properties and assets and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Manhattan LLC. Schedule 4.1
                                                              ------------
contains a list of all jurisdictions in which Manhattan LLC is authorized or qualified to do business. True, complete and correct copies of the Articles of Organization and Operating Agreement, as amended, of Manhattan LLC are attached hereto as Schedule 4.1.
          ------------

     4.2.  Capitalization.
           --------------

          The authorized limited liability company interests in Manhattan LLC consist solely of 12,603,337 Shares (as defined in the Operating Agreement of Manhattan LLC, as amended) of which 10,103,337 Shares are issued and outstanding and 2,500,000 Shares are reserved for issuance under the Manhattan LLC Share Option Plan. All of the issued and outstanding Shares of Manhattan LLC are owned beneficially and of record by Pegasys and the LLC Shareholders as set forth on Schedule 4.2. All of the issued and outstanding Shares of Manhattan
         ------------
LLC have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal, state and other applicable securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase such securities. Except as set forth in Schedule 4.2, no subscription, option,
                                         ------------
warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates Manhattan LLC to issue any of its capital stock or Pegasys or the LLC Shareholders to transfer any of the Shares.

     4.3.  Subsidiaries.
           ------------

     Except as set forth in Schedule 4.3, Manhattan LLC does not presently own,
                            ------------
of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other equity or participating interest in any corporation, association or business entity. Manhattan LLC is not directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

     4.4.  Litigation.
           ----------

     No legal or governmental proceedings or investigations are pending or threatened to which Manhattan LLC is a party or to which the property or capital stock of Manhattan LLC is subject.

     4.5.  Validity.
           --------

     Such LLC Shareholder is the lawful owner of the Shares of Manhattan LLC to be transferred to Manhattan Inc. by such LLC Shareholder hereunder and will convey good and marketable title to such Shares, free and clear of all Encumbrances. Such LLC Shareholder has full power to enter into this Agreement and to contribute, sell, transfer, assign, convey and deliver to Manhattan Inc. the Shares of Manhattan LLC to be transferred by such LLC Shareholder hereunder in accordance with the terms of this Agreement.

     4.6.  No Conflict.
           -----------

     The transfer of the Shares of Manhattan LLC to Manhattan Inc. by such LLC Shareholder pursuant to this Agreement does not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or such as may be required under state securities or blue sky laws, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such LLC Shareholder is a party or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such LLC Shareholder.

     4.7.  Pegasys Shares of Manhattan LLC.
           -------------------------------

     Pegasys is the lawful owner of the Shares of Manhattan LLC held by it and has good and marketable title to such Shares, free and clear of all Encumbrances. Pegasys has full power (corporate and otherwise) to enter into this Agreement and to make the representations, warranties and covenants hereunder.

                                   ARTICLE V.

                            Miscellaneous Provisions
                            ------------------------

     5.1.  Entire Agreement.
           -----------------

     This Agreement and the Exhibits and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     5.2.  Governing Law; Severability.
           ----------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, but excluding the conflicts laws of the State of Georgia. The provisions of this Agreement are severable, and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     5.3.  Headings.
           ---------

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.4.  No Third Party Beneficiaries.
           -----------------------------

     Nothing contained in this Agreement (express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                        [SIGNATURES ON FOLLOWING PAGES]

                       /s/ Alan J. Dabbiere
                       -----------------------------------------
                       Alan J. Dabbiere

                       /s/ Ponnambalam Muthiah
                       -----------------------------------------
                       Ponnambalam Muthiah

                       /s/ Deepak Raghavan
                       -----------------------------------------
                       Deepak Raghavan

                       /s/ Deepak Rao
                       -----------------------------------------
                       Deepak Rao


                 [Additional Signatures Intentionally Omitted]